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                                                                    EXHIBIT 3(b)
                                                                    ------------

                                    BY-LAWS

                                       OF

                         UNION PACIFIC RAILROAD COMPANY

                 (As Amended Effective as of November 19, 1998)

                                    ________

                                   ARTICLE I

                             STOCKHOLDERS MEETINGS

     SECTION 1. Meetings, annual or special, of the stockholders of this Company may be held at such place or places as shall be ordered by the Board of Directors or the Executive Committee.

     SECTION 2. Annual meetings of the stockholders, for the purpose of electing directors and transacting any other business, shall be held at such time as shall be ordered by the Board of Directors or the Executive Committee, but, unless otherwise ordered, shall be held at 11:00 a.m. on the third Friday of April in each year.

     SECTION 3. A special meeting of the stockholders may be called by the Board of Directors, the Executive Committee or by any other person who, at such time, is authorized by the General Corporation Law of the State of Delaware (the "GCL") to call a special meeting of stockholders. The objects of a special meeting shall be stated in the order therefor, and the business transacted shall be confined to such objects.

     SECTION 4. Notice of all meetings of the stockholders shall be given, either personally or by mail, not less than ten nor more than sixty days prior thereto. If given by mail, the notice shall be sent by United States mail, postage prepaid, directed to each stockholder at his address as it appears on the records of the Company. The notice of all special meetings shall state the objects thereof. The failure to give notice of an annual meeting, or any irregularity in the notice, shall not affect the validity of such annual meeting or of any proceedings thereat. Any stockholder may consent in writing to the holding of a special meeting without notice.

     SECTION 5. The Board of Directors or the Executive Committee may fix in advance a day and hour, which shall not precede the date upon which the resolution fixing such day and hour is adopted by the Board of Directors or the Executive Committee and which shall be not more than sixty nor less than ten days preceding any annual or special meeting of stockholders or, in the case of action of stockholders without a meeting, more than ten days after the date upon which the resolution fixing such day and hour is adopted by the Board of Directors or the Executive Committee, as the time for the determination of stockholders entitled to vote at such meeting or to take such action. Stockholders of record at the time so fixed by the Board of Directors or the Executive Committee and only such stockholders shall be entitled to vote at such meeting. Each share of stock shall entitle such record holder thereof to one vote, in person or by proxy in writing.

     SECTION 6. The Chairman of the Board, and in his absence the Chairman of the Executive Committee, and in their absence the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as chairman
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of such meetings.  In the absence of all of these officers, the Board of
Directors may appoint a chairman of the meeting to act in such event; but if the Board shall not make such appointment, then, in the absence of all of these officers, any stockholder or proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

     SECTION 7. The Secretary of the Company shall act as secretary at all meetings of the stockholders; but the Board of Directors or the Executive Committee may designate an Assistant Secretary for that purpose before the meeting, and if no such designation shall have been made, then the presiding officer at the meeting may appoint any person to act as secretary of the meeting.

     SECTION 8. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the certificate of incorporation or the GCL provide otherwise, a majority of the shares entitled to vote on the matter, represented in person or by proxy, constitutes a quorum for action on that matter. If a quorum exists, action on a matter, other than the election of directors, by stockholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the certificate of incorporation or the GCL require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, represented in person or by proxy, at a meeting at which a quorum is present.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than one (1). Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the Board and, if the directors remaining in office consist of fewer than a quorum of the Board, a majority of directors then in office, though less than a quorum, may fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any director appointed by the Board of Directors to fill a directorship caused by an increase in the number of directors shall serve until the next annual meeting or a special meeting of the stockholders called for the purpose of electing directors.

     SECTION 2. Regular meetings of the Board of Directors shall be held at such times as the Board shall from time to time designate, and no further notice of such regular meetings shall be required. Special meetings shall be held whenever called by order of the Chairman of the Board, the Chairman of the Executive Committee, or the Executive Committee or any five members of the Board. Notice of special meetings shall be given, at least one day prior thereto, by personal service of written notice upon the directors or by delivering the same at, or transmitting the same by first class mail, facsimile transmission, telephone or other electronic means to, their respective residences or offices. Any director may consent in writing to the holding of a special meeting without notice, and the attendance or participation of any director at a special meeting shall constitute a waiver by him of call and notice thereof and a consent to the holding of said meeting and the transaction of any corporate business thereat, unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business thereat because of lack of notice or defective notice, and does not thereafter vote for or assent to the action taken at the meeting. Meetings of the Board of Directors may be held at such place or places as shall be ordered by the Executive Committee or by a majority of the directors in office, but, unless otherwise ordered, all meetings of the Board of Directors shall be held at the principal executive offices of the Company in Dallas, Texas.

     SECTION 3.  A majority of the number of directors prescribed by Article II,
Section 1 shall constitute a quorum at all meetings of the Board. If a quorum be not present at any meeting, a majority of the directors present may adjourn the meeting until a later day or hour.

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                                  ARTICLE III

                              EXECUTIVE COMMITTEE

     SECTION 1. There shall be an Executive Committee consisting of such number of directors as shall be elected thereto by the vote of the majority of the directors then in office, whose terms of office shall continue during the pleasure of the Board. Except to the extent otherwise provided in the GCL, the Executive Committee shall, when the Board of Directors is not in session, have all the powers of the Board of Directors to manage and direct all the business and affairs of the Company in all cases in which specific directions shall not have been given by the Board of Directors.

     SECTION 2. Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee, or a majority of the members of the Executive Committee, to convene at such time and place as may be designated. The rules regarding notice of meetings of the Board set forth in Section 2 of Article II of these By-Laws shall apply to meetings of the Executive Committee.

     SECTION 3. A majority of the members of the Executive Committee shall constitute a quorum. If a quorum be not present at any meeting, the member or members of the Committee present may adjourn the meeting until a later day or hour.

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                                   ARTICLE IV

                              OFFICERS AND AGENTS

     SECTION 1. The Board of Directors may elect such of the following officers as it deems necessary or desirable: a Chairman of the Board, a Chairman of the Executive Committee, a Chief Executive Officer, a Vice Chairman of the Board, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, an Executive Vice President-Finance and Administration, an Executive Vice President-Marketing and Sales, an Executive Vice President-Operation, a Vice President and General Counsel, a Vice President-Taxes, a Controller, a Secretary, a Treasurer and such other Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board shall determine, and there may also be appointed by the Board of Directors or Executive Committee such Assistant Secretaries, Assistant Treasurers, General Tax Counsels and other officers and agents as the Board of Directors or Executive Committee shall from time to time determine.

     SECTION 2. The Chairman of the Board shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chairman of the Executive Committee.

     SECTION 3. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and Board of Directors, and shall have general supervision of all business of the Company and of the interest of the Company in all companies controlled by it and shall perform such other duties and possess such powers as may be prescribed or conferred by the Board of Directors.

     SECTION 4. The Chief Executive Officer shall have charge of all departments and offices of the Company and of the interest of the Company in all companies controlled by it and shall perform such other duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chairman of the Executive Committee.

     SECTION 5. The Vice Chairman of the Board shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

     SECTION 6. The President shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

     SECTION 7. The Chief Operating Officer shall have day to day operating responsibilities for the affairs of the Company, reporting to the Chief Executive Officer, and shall perform such other duties as may be prescribed or conferred by the Chief Executive Officer.

     SECTION 8. The Chief Financial Officer shall have general supervision of the financial affairs and investments of the Company and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 9. The Executive Vice President-Finance and Administration shall have immediate charge of the financial affairs and investments of the Company and shall have general supervision of the information technologies systems of the Company and shall perform such other duties as may be prescribed or conferred by the President.

     SECTION 10. The Executive Vice President-Marketing and Sales shall have charge of all marketing and sales activities of the Company and shall perform such other duties as may be prescribed or conferred by the President.

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     SECTION 11.  The Executive Vice President-Operation shall have charge of the maintenance and operation of the railroads of the Company and shall perform such other duties as may be prescribed or conferred by the Chief Operating Officer.

     SECTION 12. The other Executive Vice Presidents and Senior Vice Presidents elected from time to time shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the President.

     SECTION 13. The Vice President and General Counsel shall have general supervision of all legal business of the Company except as otherwise provided in
Section 13 of this ARTICLE IV, and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 14. The Vice President-Taxes shall, under the control of the Chief Financial Officer, have charge of all aspects of federal, foreign, state and local taxes and shall perform such other duties as may be prescribed or conferred by the Chief Financial Officer.

     SECTION 15. The other Vice Presidents elected from time to time shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the President.

     SECTION 16. Except as otherwise provided herein or directed by the Board of Directors, the Chief Accounting Officer shall have immediate charge of the general books, accounts and statistics of the Company and shall be the custodian of all vouchers, drafts, invoices and other evidences of payment and all bonds, interest coupons and other evidences of indebtedness which shall have been canceled. He is authorized to approve for payment by the Treasurer vouchers, payrolls, drafts or other accounts. He shall have prepared periodically or specially as requested by him with the approval of and in forms prescribed by the Chief Financial Officer, statements of operating revenues and expenses and estimates thereof and of expenditures and estimates on all other accounts; and copies of all statistical data that may be compiled in regular course and also other information in reference to the financial affairs and operations of the Company and of any subsidiary company that may be required by the Chief Financial Officer or the Board of Directors. He shall submit for each regular meeting of the Board of Directors, and, at such other times as may be required by said Board or the Chief Financial Officer, statements of operating results, of cash resources and requirements and of appropriations for Capital Expenditures, and shall perform such other duties as the Chief Financial Officer may from time to time direct.

     SECTION 17. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee, and keep a record of all their proceedings. He shall procure and keep in his files copies of the minutes of all meetings of the stockholders, boards of directors and executive committees of all companies a majority of whose capital stock is owned by this Company. He shall be the custodian of the seal of the Company. He shall have the power to affix the seal of the Company to instruments, the execution of which is authorized by these By-Laws or by action of the Board of Directors or Executive Committee, and to attest the same. He shall have supervision of the issuance, transfer and registration of the capital stock and debt securities of the Company. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chairman of the Executive Committee.

     The Assistant Secretaries shall have power to affix the seal of the Company to instruments, the execution of which is authorized by these By-laws or

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by action of the Board of Directors or Executive Committee, and to attest the same, and shall exercise such of the other powers and perform such of the other duties of the Secretary as shall be assigned to them by the Secretary.

     SECTION 18. Except as otherwise provided herein or directed by the Board of Directors, the Treasurer shall be the custodian of all moneys, stocks, bonds, notes and other securities of the Company. He is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Company or which are received for its account. All stocks, bonds, notes and other securities in the custody of the Treasurer shall be held in the safe deposit vaults of the Company or in one or more depositories selected by the Treasurer or other officer authorized by the Board of Directors, in each case subject to access thereto as shall from time to time be authorized or required by the Board of Directors, the Chief Financial Officer or the Treasurer. Stocks, bonds, notes and other securities shall be deposited in the safe deposit vaults or depositories, or withdrawn from them, only by persons and pursuant to procedures as shall be determined by the Board of Directors, the Chief Financial Officer or the Treasurer. The Treasurer is authorized and empowered to receive and collect all moneys due to the Company and to receipt therefor. All moneys received by the Treasurer shall be deposited to the credit of the Company in such depositories as shall be designated by the Board of Directors, the Chief Financial Officer, the Treasurer or such other officers as may be authorized by the Board of Directors; and the Treasurer or other officer designated by the Treasurer may endorse for deposit therein all checks, drafts, or vouchers drawn to the order of the Company or payable to it. He is also authorized to draw checks against any funds to the credit of the Company in any of its depositories. All such checks shall be signed by such persons, either by manual or facsimile signature, as shall be authorized by the Board of Directors and countersigned if required by the Board of Directors. The Treasurer is authorized to make disbursements in settlement of vouchers, payrolls, drafts or other accounts, when approved for payment by the Chief Accounting Officer; or such other person as shall be authorized by the Board of Directors, the Chief Financial Officer or these By-Laws; for payments which have been otherwise ordered or provided for by the Board of Directors or the Chief Financial Officer; for interest on bonds and dividends on stock when due and payable; for vouchers, pay checks, drafts and other accounts properly certified to by the duly authorized officers of the Company and approved for payment by or on behalf of the Chief Accounting Officer; and for vouchers, pay checks, drafts and other accounts approved by the officers duly authorized to approve for payment of any company which this Company controls through ownership of stock or otherwise, as may be designated in writing from time to time by the Chief Financial Officer to the Treasurer. He shall cause to be kept in his office true and full accounts of all receipts and disbursements of his office. He shall also perform such other duties as shall be assigned to him by the Chief Financial Officer.

     The Assistant Treasurers may exercise all the powers of the Treasurer herein conferred in respect of the receipt of moneys and securities, endorsement for deposit and signature of checks.

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                                   ARTICLE V

                      SUPERVISION, REMOVAL AND SALARIES OF
                             OFFICERS AND EMPLOYEES

     SECTION 1. Any officer or employee elected or appointed by the Board of Directors may be removed as such at any time by the affirmative vote of a majority of the directors then in office, with or without cause. Any other officer or employee of the Company may be removed at any time by vote of the Board of Directors or of the Executive Committee or by the officer supervising such officer or employee, with or without cause.

     SECTION 2. All officers, agents and employees of the Company, in the exercise of the powers conferred and the performance of the duties imposed upon them, by these By-Laws or otherwise, shall at all times be subject to the direction, supervision and control of the Board of Directors or the Executive Committee.

     SECTION 3. No office or position shall be created and no person shall be employed at a salary of more than $300,000 per annum, and no salary shall be increased to an amount in excess of $300,000 per annum, without the approval of the Board of Directors or Executive Committee.

     SECTION 4. Except to the extent otherwise provided in the GCL, the Board of Directors may from time to time vest general authority in the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, the Chief Operating Officer, the Head of any department or office of the Company, or any such other officer of the Company as any of the foregoing shall designate, for the sole determination of disposition of any matter which otherwise would be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.

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                                   ARTICLE VI

                           CONTRACTS AND EXPENDITURES

     SECTION 1. All capital expenditures, leases and property dispositions must be authorized by the Board of Directors or Executive Committee, except that general or specific authority with regard to such matters may be delegated to such officers of the Company as the Board of Directors may from time to time direct to the extent not inconsistent with the provisions of the GCL.

     SECTION 2. Expenditures chargeable to operating expenses may be made by or under the direction of the Head of the department in which they are required, without explicit or further authority from the Board of Directors or Executive Committee, subject to direction, restriction or prohibition by the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President or the Chief Operating Officer.

     SECTION 3. No contract shall be made without the approval of the Board of Directors or Executive Committee, except as authorized by the Board of Directors or these By-Laws.

     SECTION 4. Contracts for work, labor and services and materials and supplies, the expenditures for which will be chargeable to operating expenses, may be made in the name and on behalf of the Company by the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President or the Chief Operating Officer, or by such officer as he shall designate, without further authority.

     SECTION 5. All written contracts and agreements to which the Company may become a party shall be approved as to form by or under the direction of counsel for the Company.

     SECTION 6. The Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, the Chief Operating Officer and the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall severally have the power to execute on behalf of the Company any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by, or pursuant to authority granted by, the Board of Directors or the Executive Committee, and to cause the corporate seal to be thereto affixed and attested by the Secretary or an Assistant Secretary.

     SECTION 7. Except to the extent otherwise provided in the GCL, the Board of Directors may from time to time vest general or specific authority in such officers of the Company as the Board of Directors shall designate for the sole determination of disposition of any matter which otherwise would be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.

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                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 1. The Company shall indemnify to the full extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that (i) such person is or was a director or officer of the Company or (ii) while a director or officer of the Company, such person is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided in this
Section 1 of this Article VII shall include the right to receive payment in advance of the final disposition of any such action, suit or proceeding of any expenses (including attorneys' fees) incurred by any such person in defending such action, suit or proceeding, consistent with the provisions of then applicable law. For purposes of this Article VII, the term "other enterprise" shall include any employee benefit plan; and "serving at the request of the Company" shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and any action by a person with respect to an employee benefit plan taken in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. This Section 1 of this Article VII shall not apply to any action, suit or proceeding pending or threatened on the date of adoption hereof provided that the right of the Company to indemnify any person with respect thereto shall not be limited hereby.

     SECTION 2. Any indemnification under Section 1 of this Article VII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made by the persons authorized by the GCL.

     SECTION 3. Notwithstanding Sections 1 and 2 of this Article VII, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The indemnification and advancement of expenses provided by Section 1 of this
Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or repeal of Section 1 or
Section 2 of this Article VII or this Section 3 shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

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                                  ARTICLE VIII

                                     FINAL

     SECTION 1. The common corporate seal is, and, until otherwise ordered by the Board of Directors, shall be, an impression upon paper or wax, circular in form, with the words "Union Pacific Railroad Company" and "Delaware" on the outer edge thereof.

     SECTION 2. Except as otherwise proved by the GCL, these By-Laws may be altered, amended or repealed at a meeting of the stockholders by a majority vote of those present in person or by proxy or at any meeting of the Board of Directors by a majority vote of the directors then in office.

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